UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 23, 2009
(November 18, 2009)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

      Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events.

As previously disclosed, Patrick T. Ortiz, Senior Vice President, General Counsel and Secretary of PNM Resources, Inc. (the “Company”), and a named executive officer, notified the Company on July 24, 2009, of his intention to retire from the Company and enter the private practice of law effective January 1, 2010, for family and other personal reasons.  The Company also reported that it was in the process of hiring a successor general counsel.

Patrick V. Apodaca will be joining the Company effective January 4, 2010, as the new Senior Vice President, General Counsel and Corporate Secretary.  Mr. Apodaca, who has served as university counsel for the University of New Mexico since 2006, brings extensive and relevant experience to his new role. As a shareholder at the Albuquerque law firm of Keleher and McLeod, P.A., he represented Public Service Company of New Mexico, which is now a wholly-owned subsidiary of the Company, on many legal and regulatory fronts from the mid-1980s to 2006.

Mr. Apodaca’s experience also includes serving as independent counsel for the City of Albuquerque and as a member of the New Mexico State Investment Council.  He also served as associate counsel to President Carter from 1977 to 1981. He worked in private practice in Washington, D.C., before returning to New Mexico in 1984.  Mr. Apodaca is a graduate of Harvard Law School and Georgetown University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: November 23, 2009	/s/ Patrick T. Ortiz
Patrick T. Ortiz
Senior Vice President, General Counsel and Secretary
(Officer duly authorized to sign this report)